Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker – Chairman and CEO	Alison Ziegler
Kate Blute – Director of Investor and Public Relations	212/554-5469
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation Announces Record Fourth Quarter;

Profit Increases 112% on 81% Growth in Revenue

Highlights:

•	Total annual revenue grew 64% year over year to a record $97.0 million

•	Managed revenue grew 93% to a record $121.0 million

•	Total client census grew to 29,066 from 13,371 a year ago, a 117% increase

•	Total direct and managed contracts grew to 312, up 54%

•	2005 guidance includes forecasted revenue growth of approximately 30%

TUCSON, ARIZONA – March 14, 2005 — The Providence Service Corporation (Nasdaq: PRSC) today announced financial results for the fourth quarter and full year ended December 31, 2004.

For the fourth quarter, the Company reported net income available to common stockholders of $2.4 million, or $0.25 per diluted share. This compares to net income available to common stockholders of $1.1 million, or $0.13 per diluted share, in the quarter ended December 31, 2003 for a year over year gain of $1.3 million, or 112%. Revenue was $29.6 million for the fourth quarter of 2004, an increase of 81% from $16.3 million for the comparable period in 2003.

For the year, the Company reported net income available to common stockholders of $7.1 million, or $0.76 per diluted share. In 2003, including IPO related charges, the Company reported a net loss available to common stockholders of $1.1 million, or ($0.25) per diluted share. Excluding IPO related charges (see reconciliation), net income available to common stockholders for 2003 was $3.3 million, or $0.55 per diluted share, for a year over year gain of $3.8 million. Revenue for 2004 was slightly ahead of forecast at $97.0 million, an increase of 64% from $59.3 million for 2003. Providence’s direct client census grew to 15,421 at December 31, 2004, a 169% increase from 5,729 at December 31, 2003. The number of direct contracts increased to 196 at December 31, 2004 from 134 at December 31, 2003.

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5524 E. Fourth Street • Tucson, Arizona 85711 • Tel 520/747-6600 • Fax 520/747-6605 • www.provcorp.com

Providence Service Corporation Reports Year End 2004 Financial Results

Managed revenue, which represents revenue of the not-for-profit social services organizations the Company provides administrative services to in return for a negotiated management fee, increased 93% to $121.0 million for 2004 from $62.8 million for 2003. Managed revenue is presented to provide investors with an additional measure of the size of the operations under Providence’s administration and can help investors understand trends in management fee revenue. Managed client census grew to 13,645 at December 31, 2004 as compared to 7,642 at December 31, 2003. Contracts of managed entities grew from 68 to 116 year over year.

“2004 was an incredible year of growth for us,” commented Fletcher McCusker, Chairman and CEO of Providence. “We continued to be the provider of choice for our government payer base, which enabled us to double our quarterly profits year over year. We are also extremely fortunate to have a steady and predictable business model. This includes a strong customer base and recurring revenue stream, having never lost a contract we sought to renew. Our operating margins have also remained relatively stable in the 12% range.”

As required by Section 404 Sarbanes-Oxley Act of 2002, Providence completed its assessment of internal control over financial reporting as of December 31, 2004 and issued its first Sarbanes-Oxley compliance report. Based on its assessment, the Company determined that its internal control over financial reporting is effective, with no material weaknesses. Mr. McCusker commented, “It is noteworthy that as a young public company with over 150 locations, we have met all the Section 404 compliance requirements under Sarbanes-Oxley in such a timely manner. It is a real testament to our financial and IT staff, along with the continued strong operational leadership provided in every one of our regional markets.”

2005 Financial Guidance

For 2005, Providence forecasts revenues of approximately $130 million and diluted earnings per share of approximately $0.96 based upon current contract estimates, rate and census projections. Operating expenses are expected to be approximately 87.8% of revenue for the full year with a net margin of approximately 7.2%. The Company expects an effective tax rate of 40.0% for 2005.

For the first quarter of 2005, Providence forecasts revenues of approximately $32.0 million and diluted earnings per common share of approximately $0.21. Operating expenses are expected to be approximately 88.9% of revenue for the quarter with an expected net margin of approximately 6.5%. The Company expects to record 100% of the fees related to the audit of its financial statements for 2004 in the first quarter of 2005. The audit fees are expected to amount to between $300,000 and $400,000 and include attestation of management’s assessment of internal control over financial reporting. The impact on diluted earnings per common share for the first quarter of 2005 is forecasted to be approximately $0.03 and is included in the Company’s forecast.

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Providence Service Corporation Reports Year End 2004 Financial Results

This guidance assumes that 100% of the Company’s contracts are renewed with a small cost of living increase and that census will continue to grow based upon current contract commitments. It further assumes diluted common shares outstanding of approximately 9.8 million for 2005. This guidance does not include any projections for acquisition activity nor does it include any unannounced contracts or sole source agreements potentially available.

“2005 looks to be a year of growing demand for our services with more and more payers recognizing the value of our home and community based delivery model. Poverty levels have reached record highs with almost 36 million people now meeting the Federal poverty thresholds. Medicaid enrollment continues to climb with 49.7 million people now eligible. In addition, adult probation has climbed further, now totaling 4.8 million and referrals to child protective services has reached 4.5 million. Our guidance to revenue growth of approximately 30% is the compilation of our individual location operating budgets negotiated in conjunction with each of the government payers responsible for these categorically eligible populations and we assume we will obtain a small 1 or 1.5% cost of living increase in July,” McCusker concluded.

Providence will hold a conference call at 11:00 a.m. ET (9:00 a.m. MT, 8:00 a.m. PT) on Tuesday, March 15, 2005. Interested parties are invited to listen to the call live over the Internet at www.provcorp.com or www.fulldisclosure.com. The call will also be available by dialing (800) 638-4930, or for international callers, (617) 614-3944 and by using the passcode 78506485. A replay of the teleconference will be available on www.provcorp.com and www.fulldisclosure.com. A replay will also be available until March 22, 2005 by dialing (888) 286-8010 or (617) 801-6888, and using passcode 97381677.

Providence Service Corporation, through its owned and managed entities, provides home and community based social services to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence operates no beds, treatment facilities, hospitals, or group homes preferring to provide services in the client’s own home or other community setting. Through its owned and managed entities, Providence maintains 312 government contracts in 21 states and the District of Columbia as of December 31, 2004.

In addition to the financial results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this document, we have provided certain non-GAAP measurements, which present our comparative prior year earnings on a pro forma basis excluding certain expenses related to our Initial Public Offering (IPO). Details of the excluded items and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures are presented in the table below. The non-GAAP measures do not replace the presentation of our GAAP financial results. We have provided this supplemental non-GAAP information because we believe it provides meaningful comparisons of the results of our operations for the periods presented in this press release. The non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. The items

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Providence Service Corporation Reports Year End 2004 Financial Results

excluded in the non-GAAP measures pertain to certain items that are considered to be material so that exclusion of the items would, in management’s belief, enhance a reader’s ability to compare the results of our business after excluding these items.

Certain statements herein, such as any statements about Providence’s confidence or strategies or its expectations about revenues, results of operations, profitability, contracts or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s other filings with the Securities and Exchange Commission. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

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Providence Service Corporation Reports Year End 2004 Financial Results

The Providence Service Corporation

Condensed Consolidated Statements of Operations

(in thousands except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Revenues:
Home and community based services	$23,500	$11,335	$73,106	$42,294
Foster care services	3,311	2,940	13,178	10,513
Management fees	2,802	2,073	10,682	6,469

	29,613	16,348	96,966	59,276
Operating expenses:
Client service expense	22,506	12,358	71,946	45,373
General and administrative expense	3,090	1,736	12,116	6,120
Depreciation and amortization	415	215	1,326	904

Total operating expenses	26,011	14,309	85,388	52,397

Operating income	3,602	2,039	11,578	6,879

Other (income) expense:
Interest expense	107	123	433	1,640
Interest income	(44)	(48)	(175)	(78)
Write-off of deferred financing costs	—		—	412
Put warrant accretion	—		—	631
Equity in earnings of unconsolidated affiliate	—	93	—	(64)

Income before income taxes	3,539	1,871	11,320	4,338
Provision for income taxes	1,123	730	4,235	1,692

Net income	2,416	1,141	7,085	2,646
Preferred stock dividends	—	—	—	3,749

Net income (loss) available to common stockholders	$2,416	$1,141	$7,085	$(1,103)

Earnings (loss) per common share:
Basic	$0.25	$0.13	$0.77	$(0.25)

Diluted	$0.25	$0.13	$0.76	$(0.25)

Weighted-average number of common shares outstanding:
Basic	9,478,015	8,481,839	9,216,988	4,432,043
Diluted	9,613,098	8,782,594	9,355,480	4,432,043

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Providence Service Corporation Reports Year End 2004 Financial Results

The Providence Service Corporation

Condensed Consolidated Balance Sheets

(in thousands except share and per share data)

	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$10,657	$15,004
Accounts receivable, net of allowance of $221,000 and $69,000	18,823	9,199
Held-to-maturity investments	—	3,973
Management fee receivable	5,023	3,577
Prepaid expenses and other	3,534	947
Deferred tax asset	475	617

Total current assets	38,512	33,317
Property and equipment, net	2,316	1,772
Note receivable	1,282	407
Goodwill	24,717	13,429
Intangible assets, net	7,511	986
Deferred tax asset	607	1,543
Other assets	976	1,834

Total assets	$75,921	$53,288

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,244	$1,001
Accrued expenses	7,995	4,732
Deferred revenue	948	—
Current portion of capital lease obligations	103	89
Current portion of long-term obligations	300	1,494

Total current liabilities	10,590	7,316
Capital lease obligations, less current portion	33	139
Long-term obligations, less current portion	700	2,100

Stockholders' equity:
Common stock: Authorized 40,000,000 shares; $0.001 par value; 9,486,879 and 8,481,839 issued and outstanding (including treasury shares)	9	8
Additional paid-in capital	65,732	51,773
Accumulated deficit	(844)	(7,930)

	64,897	43,851
Less 146,905 and 135,501 treasury shares, at cost	299	118

Total stockholders' equity	64,598	43,733

Total liabilities and stockholders' equity	$75,921	$53,288

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Providence Service Corporation Reports Year End 2004 Financial Results

The Providence Service Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year ended December 31,
	2004	2003
Operating activities
Net income	$7,085	$2,646
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	712	534
Amortization	613	370
Amortization of deferred financing costs and discount on investment	102	66
Deferred income taxes	8	815
Equity in earnings of unconsolidated affiliate	—	(64)
Stock compensation	144	175
Put warrant accretion	—	631
Write-off of deferred financing costs upon retirement of debt	—	412
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable, net	(6,178)	(2,972)
Management fee receivable	(1,426)	(1,507)
Prepaid expenses and other	(1,924)	(516)
Accounts payable	(32)	(618)
Accrued expenses	1,997	283
Deferred revenue	402	—

Net cash provided by (used in) operating activities	1,503	255
Investing activities
Purchase of property and equipment	(875)	(949)
Redemption (purchase) of held-to-maturity investments	4,000	(3,956)
Acquisition of businesses, net of cash acquired	(15,831)	(2,972)
Restricted cash for contract performance	(513)	(447)
Distributions received from unconsolidated affiliate	—	126
Note receivable from unconsolidated affiliate	(875)	—
Purchase of management services agreement	(1,606)	—

Net cash used in investing activities	(15,700)	(8,198)
Financing activities
Net payments on revolving note	(94)	(3,213)
Payments of capital leases	(92)	(193)
Repayments of long-term debt	(2,100)	(12,957)
Proceeds from long-term debt	—	3,350
Repayments of short-term debt	(1,400)	—
Proceeds from common stock offering, net	12,641	36,217
Proceeds from common stock issued pursuant to stock option exercise, net	995	—
Payment of preferred stock dividend	—	(1,071)
Debt financing costs	(100)	(205)

Net cash provided by financing activities	9,850	21,928

Net change in cash	(4,347)	13,985
Cash at beginning of period	15,004	1,019

Cash at end of period	$10,657	$15,004

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Providence Service Corporation Reports Year End 2004 Financial Results

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Diluted Earnings Per Share Excluding IPO Related Expenses

(in thousands, except share and per share data)

Year ended December 31, 2003
Numerator:
Net loss available to common stockholders	$(1,103)
Add:
IPO consent fee to preferred stockholders	3,500
Settlement of put warrant	631
Write-off of deferred financing charges (net of tax)	251

Numerator for basic earnings per share—income available to common stockholders excluding IPO related expenses	3,279
Effect of dilutive securities:
Preferred stock dividends and convertible notes	365

Numerator for diluted earnings per share—income available to common to common stockholders excluding IPO related expenses after assumed conversions	$3,644

Denominator:
Denominator for basic earnings per share—weighted-average shares	4,432,043
Effect of dilutive securities:
Preferred stock conversion	1,149,109
Warrants	459,136
Convertible debt	350,890
Common stock options	283,240

Dilutive potential common shares	2,242,375

Denominator for diluted earnings per share, excluding IPO related expenses—adjusted weighted-average shares and assumed conversion	6,674,418

Diluted earnings per share, excluding IPO related expenses	$0.55

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